Exhibit 99.1
MEDIAALPHA ANNOUNCES FIRST QUARTER 2022
FINANCIAL RESULTS
•Revenue of $143 million, down 18% year over year
•Transaction Value of $239 million, down 9% year over year
•Transaction Value from Property & Casualty down 19% year over year to $148 million
•Transaction Value from Health up 20% year over year to $60 million
Los Angeles, CA (May 5, 2022) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the first quarter ended March 31, 2022.
“In the first quarter, our Property & Casualty (P&C) vertical continued to be affected by the cyclical decline in auto insurance advertising spend, offsetting strong results in our Health insurance vertical, which grew Transaction Value 20% year over year,” said MediaAlpha co-founder and CEO Steve Yi. “Within P&C, Transaction Value declined year over year, in line with our expectations, as many carriers continued to work through pricing and underwriting actions, and we continue to see additional pullbacks in marketing spend from carriers due to prolonged inflationary concerns. While the exact timing of market recovery remains difficult to predict, having seen these market cycles before, we know it is only a matter of time until the P&C insurance market resumes its focus on growth.”
First Quarter 2022 Financial Results
•Revenue of $142.6 million, a decrease of 18% year over year;
•Transaction Value of $239.0 million, a decrease of 9% year over year;
•Gross margin of 15.2%, equal to the first quarter of 2021;
•Contribution Margin(1) of 16.5%, compared with 16.1% in the first quarter of 2021;
•Net loss was $9.8 million, compared with net income of $0.2 million in the first quarter of 2021; and
•Adjusted EBITDA(1) was $7.1 million, compared with $16.4 million in the first quarter of 2021.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
Our guidance for the second quarter of 2022 reflects a continuing year-over-year reduction in customer acquisition spending by our P&C insurance carrier partners. In our Health insurance vertical, we expect year-over-year growth despite unusually high volumes experienced due to the extended Open Enrollment Period in 2021.
For the second quarter of 2022, MediaAlpha currently expects the following:
•Transaction Value between $180 million - $195 million, representing a 27% year-over-year decline at the midpoint of the guidance range;
•Revenue between $110 million - $120 million, representing a 27% year-over-year decline at the midpoint of the guidance range;
•Adjusted EBITDA between $2.5 million - $5.0 million, representing a 75% year-over-year decline at the midpoint of the guidance range. We expect Adjusted EBITDA to decline year over year in Q2 2022 at a greater rate than Transaction Value, Revenue, and Contribution due to the increases in our public company costs and headcount over the last year. We are projecting a sequential decline in our combined operating expenses less equity-based compensation of approximately $1 million - $2 million compared with Q1 2022, due primarily to reductions in professional fees.
With respect to the Company’s projection of Adjusted EBITDA under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss) because the Company is unable to predict with reasonable certainty the reconciling items that may affect net income (loss) without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's first quarter 2022 results and its financial outlook for the second quarter of 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (888) 330-2022 or (646) 960-0690, with passcode 3195092. An audio replay of the conference call will be available for two weeks following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our expectations regarding a resumption of growth in the P&C insurance market and our financial outlook for the second quarter of 2022. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on February 28, 2022. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.
Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

Press
DiGennaro Communications
MediaAlpha-Digennaro@digennaro-usa.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited; in thousands, except share data and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$55,288	$50,564
Accounts receivable, net of allowance for credit losses of $464 and $609, respectively	61,163	76,094
Prepaid expenses and other current assets	7,820	10,448
Total current assets	124,271	137,106
Intangible assets, net	11,884	12,567
Goodwill	18,402	18,402
Deferred tax asset	101,859	102,656
Other assets	18,805	19,073
Total assets	$275,221	$289,804
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$51,509	$61,770
Accrued expenses	10,012	13,716
Current portion of long-term debt	8,740	8,730
Total current liabilities	70,261	84,216
Long-term debt, net of current portion	175,878	178,069
Liabilities under tax receivables agreement, net of current portion	81,850	85,027
Other long-term liabilities	4,881	4,058
Total liabilities	$332,870	$351,370
Commitments and contingencies (Note 6)
Stockholders' equity (deficit):
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 41.6 million and 41.0 million shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	416	410
Class B common stock, $0.01 par value - 100 million shares authorized; 19.6 million and 19.6 million shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	196	196
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	433,157	419,533
Accumulated deficit	(431,552)	(424,476)
Total stockholders' equity (deficit) attributable to MediaAlpha, Inc.	$2,217	$(4,337)
Non-controlling interests	(59,866)	(57,229)
Total stockholders' (deficit)	$(57,649)	$(61,566)
Total liabilities and stockholders' deficit	$275,221	$289,804

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share data and per share amounts)

	Three months ended March 31,
	2022	2021
Revenue	$142,599	$173,588
Costs and operating expenses
Cost of revenue	120,881	147,180
Sales and marketing	7,223	5,391
Product development	5,216	3,320
General and administrative	17,148	15,749
Total costs and operating expenses	150,468	171,640
(Loss) income from operations	(7,869)	1,948
Other (income), net	(523)	(150)
Interest expense	1,359	2,301
Total other expense, net	836	2,151
(Loss) before income taxes	(8,705)	(203)
Income tax expense (benefit)	1,143	(364)
Net (loss) income	$(9,848)	$161
Net (loss) attributable to non-controlling interest	(2,772)	(124)
Net (loss) income attributable to MediaAlpha, Inc.	$(7,076)	$285
Net (loss) income per share of Class A common stock
-Basic	$(0.17)	$0.01
-Diluted	$(0.17)	$0.00
Weighted average shares of Class A common stock outstanding
-Basic	40,847,941	33,136,632
-Diluted	40,847,941	62,163,390

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(9,848)	$161
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Non-cash equity-based compensation expense	13,773	10,602
Non-cash lease expense	177	116
Depreciation expense on property and equipment	98	82
Amortization of intangible assets	683	746
Amortization of deferred debt issuance costs	209	345
Credit losses	(88)	157
Deferred taxes	1,110	(358)
Tax receivable agreement liability adjustments	(630)	(156)
Changes in operating assets and liabilities:
Accounts receivable	15,019	15,870
Prepaid expenses and other current assets	2,613	690
Other assets	47	125
Accounts payable	(10,261)	(33,675)
Accrued expenses	(4,813)	(4,061)
Net cash provided by (used in) operating activities	$8,089	$(9,356)
Cash flows from investing activities
Purchases of property and equipment	(40)	(69)
Net cash (used in) investing activities	$(40)	$(69)
Cash flows from financing activities
Payments made for:
Repayments on long-term debt	(2,375)	—
Distributions	(130)	—
Shares withheld for taxes on vesting of restricted stock units	(820)	(1,276)
Net cash (used in) financing activities	$(3,325)	$(1,276)
Net increase (decrease) in cash and cash equivalents	4,724	(10,701)
Cash and cash equivalents, beginning of period	50,564	23,554
Cash and cash equivalents, end of period	$55,288	$12,853

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is a driver of revenue, with differing revenue recognition based on the economic relationship we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, Transaction Value is equal to revenue recognized and revenue share payments to our supply partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three months ended March 31, 2022 and 2021:

	Three months ended March 31,
(dollars in thousands)	2022	2021
Open Marketplace transactions	$138,096	$169,348
Percentage of total Transaction Value	57.8%	64.5%
Private Marketplace transactions	100,916	93,114
Percentage of total Transaction Value	42.2%	35.5%
Total Transaction Value	$239,012	$262,462

The following table presents Transaction Value by vertical for the three months ended March 31, 2022 and 2021:

	Three months ended March 31,
(dollars in thousands)	2022	2021
Property & Casualty insurance	$148,083	$183,426
Percentage of total Transaction Value	62.0%	69.9%
Health insurance	60,255	50,342
Percentage of total Transaction Value	25.2%	19.2%
Life insurance	12,392	14,442
Percentage of total Transaction Value	5.2%	5.5%
Other (1)	18,282	14,252
Percentage of total Transaction Value	7.6%	5.4%
Total Transaction Value	$239,012	$262,462
(1)Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our supply partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2022 and 2021:

	Three months ended March 31,
(in thousands)	2022	2021
Revenue	$142,599	$173,588
Less cost of revenue	(120,881)	(147,180)
Gross profit	21,718	26,408
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	398	400
Salaries, wages, and related	656	464
Internet and hosting	104	102
Other expenses	127	107
Depreciation	6	7
Other services	530	291
Merchant-related fees	15	90
Contribution	23,554	27,869
Gross margin	15.2%	15.2%
Contribution Margin	16.5%	16.1%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax benefit (expense), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider useful information to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2022 and 2021.

	Three months ended March 31,
(in thousands)	2022	2021
Net (loss) income	$(9,848)	$161
Equity-based compensation expense	13,773	10,602
Interest expense	1,359	2,301
Income tax expense (benefit)	1,143	(364)
Depreciation expense on property and equipment	98	82
Amortization of intangible assets	683	746
Transaction expenses(1)	380	2,665
Employee-related costs(2)	—	250
SOX implementation costs(3)	110	152
Changes in TRA related liability(4)	(630)	(156)
Settlement of federal and state income tax refunds(5)	74	—
Adjusted EBITDA	$7,142	$16,439
(1)Transaction expenses consist of $0.4 million of expenses incurred by us for the three months ended March 31, 2022 in connection with the acquisition of CHT. For the three months ended March 31, 2021 transaction expenses consist of $2.7 million for legal, accounting, and other consulting fees in connection with the Secondary Offering.
(2)Employee-related costs include $0.3 million of expenses incurred by us for the three months ended March 31, 2021 for amounts payable to recruiting firms in connection with the hiring of certain executive officers to support our operation as a publicly-reporting company.

(3)SOX implementation costs consist of $0.1 million and $0.2 million of expenses incurred by us for the three months ended March 31, 2022 and 2021, respectively, for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with SOX Section 404(b) for 2021.
(4)Changes in TRA related liability consist of $0.6 million and $0.2 million of income for the three months ended March 31, 2022 and 2021, respectively, due to a change in the estimated future state tax benefits and other changes in the estimate resulting in reductions of the TRA liability.
(5)Settlement of federal and state tax refunds consist of $0.1 million of expense incurred by us for the three months ended March 31, 2022 related to reimbursement to White Mountains for state tax refunds for the period prior to the Reorganization Transaction related to 2020 tax returns. The settlement also resulted in a benefit of the same amount which has been recorded within income tax expense (benefit).